EXHIBIT 10


                               MOVIE GALLERY, INC.
                                   AGREEMENT









                           MAJOR VIDEO CONCEPTS, INC.
                                INDIANAPOLIS, IN
                                AUGUST 15, 1997
                         ** - EXECUTIVE VICE PRESIDENT
                              ** - BRANCH MANAGER










**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.

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



Major Video Concepts, Inc. (MVC) hereby agrees to fulfill all of Movie Gallery's needs of product and services referred to below during the term of this agreement.

Movie Gallery agrees to make MVC the primary distributor of video rental and sell-thru product during the term of this agreement.

Pricing:
- ** for new release rental cassettes and video games. Movie Gallery cost is calculated by **.
- New feature sell-thru titles (limited to first time releases that have theatrical box office) **. New feature sell-thru titles can be stock balanced at ** of MVC's and Movie
     Gallery's agreed upon quantity ordered for unopened and factory sealed product.
- ** on Touch-Tell orders and year-round rack/new tape inventory. Movie Gallery cost is calculated by **.

Pre-pack Pricing:
If a price break is available on a per-pack versus single units, **.

**

Inventory:
Catalog product is purchased weekly by MVC's product managers. Inventory levels will be customized to fit Movie Gallery's needs.

Premiums:
Promotions offered by the studios or MVC will be honored and administered by MVC. Customized premiums can be produced as part of Movie Gallery's advertising program.

Terms:
- ** days on PVT rack program and "Plan O Gram" catalog (initial order). - ** days on everything else from invoice date (see Attachment I).
- **
- Payable **

Freight:
MVC will prepay UPS, GPS, or RPS ground shipping charges on **. Prepaid freight includes shipments from any of MVC's shipping locations.

**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.


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


Shipping arrangements can be made so that your new release product will arrive at your stores **.

Rental Ready Processing:
Should you desire, MVC is prepared to ship your product ready for rental according to your specifications. **

Returns:
Catalog titles ($29.99 retail or less) can be stock balanced at ** of MVC's and Movie Gallery's agreed upon quantity ordered for unopened and factory sealed product. Stock balancing should be exercised within ** days of purchase. Event titles should be returned within ** days of purchase.

Manufacturer's defective product will be replaced one for one within the time constraints imposed upon MVC by the studios. MVC will honor No-Fault Return Policies as offered by the studios. Return authorization numbers will be assigned immediately upon notification of a defective tape and replacement product will be shipped. **

Employees:
In house sales rep $**/year
Advertising Assistant  $**/year
Movie Gallery Special Account Rep $**/year

Interviewing and job description  will be agreed upon by both parties.**

Co-op  Advertising:
**co-op on "co-opable" new release, catalog or event title product. MDF will be secured by Movie Gallery. **

Advertising  claims will be **.

P.O.P. Materials:
P.O.P.  material will be shipped monthly **.

Annual Meeting:
MVC will contribute $** during the length of this contract for **.

New Release  Orders:
A disk with Movie Gallery's new release orders would need to be given to ** so that we could upload the pre-orders. We would also like to have a disk to input your store ship-to locations. An Excel/Lotus spreadsheet or ASCII file will work for these files. The files could also be transmitted via modem, eliminating the mailing of a disk.

**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.

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



Additional  Features  from  MVC's  Spotlight  Program:

     "Diamonds  In The Rough"
     A bi-monthly program of 8 - 10 secondary titles that are selected by the MVC sales force according to quality, genre, star-power, and rentability. Purchase a minimum number of six titles and receive one scratch off card per unit purchased. Currently, the winning cards reveal a 20" TV/VCR combo, RCA stereo VCR, Sharp facsimile machine, or Sony Playstation that will be sent to you within 15 days.

     Touch-Tell
     We would set up one master account for billing purposes. Each store would have its own open to buy and catalog account numbers under the master account. A credit line of $**/month will be established for each Movie Gallery's open to buy account.

     MVC and Movie Gallery are currently set up to service ** stores. ** stores will be active by September 1. All stores will be sent MVC current catalog.

     Buy Back Program:
     MVC and Movie Gallery will discuss opportunities for both companies.

     World Wide Web Site (Optional):
     MVC will create and maintain a web site for each of your stores - all updated weekly - for a $10 set-up fee and $10 a month. Your page will feature your store logo, store information, location, rental rates and your e-mail address (optional). Your web page will also provide new release information, titles coming soon, top 40 videos, special orders, listing of DVD titles for sale, and a special kids page. You will also receive a counter card telling your customers to visit you on your web site.

     Internet Broadcast or Majorfax:
     Receive daily information on PPV windows, weekend box office hits, TV movies, video games, etc.

     Weekly  Magazine:
     MVC produces one of the best and most respected weekly magazines in the industry.

     Spotlight on Video Hits  Consumer  Flyers:
     MVC provides month in-store flyers cross-promoting current video new releases with similar catalog favorites to produce incremental rentals and increase consumer satisfaction.

Length of Program:
We request that Movie Gallery commit to MVC beginning ** and ending **.

**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.

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


Account  Representation:
MVC offers the following personnel to assist your needs: - ** (President), Indianapolis, IN - ** (Executive Vice President, Sales), Indianapolis, IN - ** (Senior Vice President, Marketing), Indianapolis, IN - ** (Senior Vice
President, Operations and Purchasing), Indianapolis, IN - ** (Vice President, Controller), Indianapolis, IN - ** (National Credit Manager), Indianapolis, IN - ** (Branch Manager), Birmingham, AL - ** (Advertising Coordinator), Birmingham, AL - ** (Account Executive), Birmingham, AL

Business  Interruption  Clause:
If MVC fails to delivery new release rental and special event titles by street date,**. If our shipping company, studios, or inclement weather causes late arrival of new release rental and special event titles, **.

The above paragraph is not enforceable during the current UPS strike. MVC will attempt to do everything within reason (postal service, truck line, will call) to get Movie Gallery their product by street date. Once the UPS strike ends, this paragraph becomes void.

Breach of Agreement:
If either party breaches or fails to adhere to the terms of this agreement, the party who has breached or failed to adhere to the said terms will be notified in writing via certified mail by the other party as to the nature of the said offense.

The party who has breached the terms of this agreement shall have ** days from the date of notification to correct said offense. If the said breach has not been corrected within the ** days, the opposing party shall have the right to terminate this agreement.

Agreed and accepted this 19th day of August, 1997 by:

MOVIE GALLERY,  INC. and                MAJOR VIDEO CONCEPTS, INC.
MGA, INC.

/s/ J. T. Malugen                       /s/ Douglas B. Meadows
-----------------------------           ------------------------------
J. T. Malugen, Chairman and             Douglas B. Meadows - President
Chief  Executive  Officer


/s/ J. S. Roy                           /s/ Eric H. Smith
-----------------------------           ------------------------------
J. S. Roy, Sr. Vice President           Eric H. Smith -
and Chief  Financial  Officer           Executive Vice President

**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.

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





EXAMPLES OF PRICING


Schedule A: Rental  Product**

                              Retail  Price       Dealer Price        MGA Price
Father's Day                  NSRP                $79.50              $**
McHale's Navy                 NSRP                $79.50              $**
Saint, The                    NSRP                $79.25              $**
Silent Trigger                NSRP                $79.50              $**
Commandments                  NSRP                $79.50              $**
English Patient               NSRP                $81.75              $**
Selena                        NSRP                $79.50              $**
B.A.P.S.                      NSRP                $79.00              $**
Volcano                       NSRP                $79.25              $**
Anaconda                      NSRP                $81.75              $**
That Old Feeling              NSRP                $79.50              $**
Grosse Point Blank            NSRP                $79.50              $**
Night Falls on  Manhattan     NSRP                $76.50              $**
Sixth Man                     NSRP                $79.50              $**
Addicted to Love              NSRP                $79.50              $**
Austin  Powers                NSRP                $80.50              $**
Fifth Element                 NSRP                $81.75              $**

Schedule B:  Sell-Thru  Event Title  Pricing

Sleeping Beauty               $26.99              $20.25              $**
Casper:  A Spirited Being     $19.98              $15.25              $**
Warriors of Virtue            $19.98              $15.25              $**
Liar,  Liar                   $22.98              $17.25              $**
Babes in Toyland              $19.98              $15.25              $**
Hercules  and Xena            $19.98              $15.25              $**
Jungle Book                   $26.99              $20.25              $**
Jingle All the Way            $19.98              $15.25              $**

Schedule C: Buy Back Pricing  Examples

                              MGAPrice           Buy Back         MGA Net Price
Father's Day                  $**                 $**                 $**
McHale's Navy                 $**                 $**                 $**
Saint,  The                   $**                 $**                 $**
Silent  Trigger               $**                 $**                 $**
Commandments                  $**                 $**                 $**
English Patient               $**                 $**                 $**
Selena                        $**                 $**                 $**
B.A.P.S.                      $**                 $**                 $**
Volcano                       $**                 $**                 $**
Anaconda                      $**                 $**                 $**
That Old Feeling              $**                 $**                 $**
Grosse Point Blank            $**                 $**                 $**
Night Falls on  Manhattan     $**                 $**                 $**
Sixth Man                     $**                 $**                 $**
Addicted to Love              $**                 $**                 $**
Austin  Powers                $**                 $**                 $**
Fifth  Element                $**                 $**                 $**

**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.


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


                                  ATTACHMENT 1

     PAYMENT   INV. START   INV.END   HIGH DAYS   LOW DAYS     AVERAGE DAYS

                                       **

                                Average Days                   **


**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.

                                                                (MVC Letterhead)


August 20, 1997

Mr. Joe Malugen
Movie Gallery Inc.                                                      Via Fax

Dear Joe:

This letter shall constitute an addendum to the agreement between Major Video Concepts, Inc. (MVC) and Movie Gallery, Inc. dated August 19, 1997 to add the following items:

1) All returns on product sold to Movie Gallery **. All other returns would be**. In those situations where product is re-priced by the vendor, MVC will **. If Movie Gallery does not return all affected product, **

2) Both parties agree to maintain strictest confidentiality of this agreement. Only those within each organization that are involved in the execution of this agreement or those with a need to know shall be advised of the terms of this agreement.

3) Movie Gallery agrees to mail to **, CFO for MVC, their quarterly financial statements within 45 days of the end of their fiscal quarters. Movie Gallery will send their year-end financial statements to John White within 90 days of the end of their fiscal calendar year.

4) MVC is establishing a credit line of $** for Movie Gallery which will allow them to purchase product at their current purchasing levels. Any request for a higher credit line during this agreement will be reviewed by MVC.

**

In all other respects the agreement is hereby reaffirmed according to its terms.



/s/ Douglas B.  Meadows                      /s/ J. T.  Malugen
------------------------------               --------------------
Douglas B. Meadows,  President               Joe Malugen
                                             Movie  Gallery  Inc.


/s/ Eric H. Smith
------------------------------
Eric H. Smith,
Executive Vice President




**Confidential portions of this agreement have been omitted and filed separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  request  for
confidential treatment.




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